UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

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Microvast Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-38826 (Commission File number)	83-2530757 (IRS Employer Identification No.)
12603 Southwest Freeway, Suite 300 Stafford, Texas 77477 (Address of Principal Executive Offices, including Zip Code)

(281) 491-9505
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Accounting Officer

On January 5, 2025, the Company entered into an offer of employment with Eric N. Garcia, pursuant to which Mr. Garcia will serve as the Company’s Chief Accounting Officer (the “CAO Offer Letter”). Mr. Garcia is expected to commence employment with the Company on or about January 9, 2025.

Mr. Garcia, age 48, previously served as Chief Accounting Officer at NextDecade Corporation from 2017 to 2025. In addition, he has held various additional roles within NextDecade Corporation during his time as Chief Accounting Officer, including Vice President from 2017 to 2022 and Senior Vice President from 2022 to 2025, as well as positions as Director and Chief Representation Officer within NextDecade Corporation subsidiaries and representative offices. Prior to his employment at NextDecade Corporation, Mr. Garcia served as a Managing Director in Audit at KPMG from 2015 to 2017 and served various roles of increasing responsibility at KPMG from 2002 to 2015. Mr. Garcia holds a Bachelor of Science in Accounting from the University of New Mexico and is a Certified Public Accountant in the states of Texas and New Mexico.

Pursuant to the CAO Offer Letter, Mr. Garcia’s annual base salary will be $350,000, his target annual bonus opportunity will be 50% of his annual base salary, subject to achievement of individual and Company performance measures, and he will be eligible to participate in the Company’s long-term incentive program and other employee benefits and paid time off policies. Mr. Garcia will also receive a one-time grant of restricted stock units with a grant date fair value of $100,000, which will vest in equal installments over three years, subject to his continued employment through each vesting date.

There are no arrangements or understandings between Mr. Garcia and any other person pursuant to which Mr. Garcia was appointed as Chief Accounting Officer of the Company. There are no family relationships between Mr. Garcia and any director or executive officer of the Company, and he has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above description of the CAO Offer Letter is a summary and is qualified in its entirety by the full text of the CAO Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Appointment of New Chief Financial Officer

On January 7, 2026, the Company appointed Rodney Worthen, who currently serves as the Company’s Interim Chief Financial Officer and Vice President of Corporate Strategy, to the position of the Company’s Chief Financial Officer, effective immediately.

Mr. Worthen, age 35, joined the Company in June of 2023. Prior to serving as the Company’s Interim Chief Financial Officer and Vice President of Corporate Strategy, he held various positions of increasing responsibility within the Company, including Director of Investor Relations and FP&A, Vice President of Corporate Finance, and Head of FP&A and Investor Relations. Prior to joining the Company, Mr. Worthen gained extensive experience in financial reporting, M&A, corporate development, and strategic leadership, serving as Director of Finance at Killam Holdings Company and various roles of progressive responsibility in M&A, FP&A, and engineering at both private and publicly listed energy companies. Mr. Worthen holds a Bachelor of Science in Mechanical Engineering from the University of Central Oklahoma, a Master of Science in Engineering from the University of Oklahoma and a Master of Science in Finance and Master of Business Administration from Auburn University.

In connection with his appointment, Mr. Worthen’s annual base salary will be increased to $400,000, his target annual bonus opportunity will be 50% of his annual base salary, subject to achievement of individual and Company performance measures, and he will be eligible to participate in the Company’s long-term incentive program and other employee benefits and paid time off policies. Mr. Worthen will also receive: (i) a one-time cash bonus of $30,000 and (ii) an initial grant of restricted stock units with a grant date fair value of $300,000, which will vest in equal installments over three years, subject to his continued employment through each vesting date.

There are no arrangements or understandings between Mr. Worthen and any other person pursuant to which Mr. Worthen was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Worthen and any director or executive officer of the Company, and Mr. Worthen has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of January 5, 2026, by and between Microvast Holdings, Inc. and Eric N. Garcia.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROVAST HOLDINGS, INC.

Date: January 9, 2026	By:	/s/ Wu Yang
Name: Wu Yang
Title: Chief Executive Officer